Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND
MARKED WITH “**”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS
ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

Amendment Four

To That

CONTRACT FOR SERVICES

Dated June 22, 2007

THIS Amendment (the “Fourth Amendment”) dated as of October 30, 2012 (to the Contract For Services dated June 22, 2007, as amended by the First Amendment dated January 19, 2010; the Second Amendment dated July 15, 2010 and the Third Amendment dated September 30, 2011 together with all schedules, appendices, attachments and exhibits, if any, which are incorporated herein by reference unless specifically deleted by the terms and conditions hereof,  shall constitute the entire Agreement (the “Agreement”), between Sky Angel U.S. , LLC.  having its principal office at 1300 Goodlette Rd North,, Naples, Florida  34102 (“Company”) and NeuLion, Inc., having its principal place of business at 1600 Old Country Road, Suite 101, Plainview, New York 11803, United States (“NeuLion”), each of Company and NeuLion being a “Party” and collectively (“the Parties”).

W I T N E S S E T H:

WHEREAS, the Parties” desire to extend the Agreement for the continued operation of the Internet Protocol Television (“IPTV”) service as described in the Agreement; and

WHEREAS, capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Parties agree as follows:

I. Term.  This Agreement shall be for a period of Five (5) years commencing on October 30, 2012 and shall automatically renew thereafter for subsequent one (1) year periods, unless notice of termination is served on a Party at least one hundred twenty (120) days prior to the expiration of the Term or any subsequent Term.

II. Services.  The services to be provided by NeuLion under this Agreement shall consist of the setup and back office operation of an IPTV television service (the “Service”) for the North America marketplace and world wide for services wherever Company’s licenses will allow (the “Territory”), as more fully described in Exhibit A to the Contract For Services.  NeuLion shall at all times monitor the development of  technologies and services within the industry and commits to working with Company, and, to the extent such technologies and services are reasonably within the ability of NeuLion to replicate, to make such technologies and services available to Company.  Costs for development, installation and maintenance as necessary shall be as determined between the Parties upon execution of appropriate amendments and attachments hereto. Company’s and NeuLion’s responsibilities shall continue as set forth in Exhibit A to the Contract for Services unless otherwise modified or replaced by the terms and conditions of this Amendment

 III Consideration:  Exhibit B to the Contract For Services shall be deleted in its entirety and replaced with the following:

i.)	NeuLion Service Fees

In consideration for services provided to Company, NeuLion shall receive the following fees from Company:

A.
Setup Fee – For NeuLion’s services to setup the infrastructure and processes for the Service’s Content encoding, management and delivery, and customer provisioning, management and billing facilities, Company shall:

1.	Pay NeuLion the following fees for setup, maintenance and management of each NeuLion Transcoder System, (the”System”) which will be owned and operated by NeuLion.
a.	*******;
b.	*******; and,
c.	*******.
d.	Company shall have the right to purchase its own video and audio cards and the reasonable cost of such video and/or audio cards shall be deducted from the price per transcoder as set forth above.
2.	*******;
3.	*******; and,
4.	NeuLion agrees that for each NeuLion Transcoder System paid for by Company as described in item 1 above, Company may at no additional charge:
a.	Replace a linear broadcast channel on a NeuLion Transcoder System with a different linear broadcast channel based upon a mutually agreed upon schedule and frequency; and,
b. Install, execute, and use (according to NeuLion provided specifications), NeuLion’s proprietary transcoder software on a backup computer system when the supplied NeuLion Transcoder System is temporarily inoperable because of uncontrollable events.  Such authorization shall extend only until operable status is restored to the designated Computer System and in no event longer then thirty (30) days.

5.
In the event NeuLion, (i) discontinues it’s IPTV business, or (ii) has a change of control in which the NeuLion successor does not provide the Service under this Agreement for any reason, or (iii) elects or is forced into bankruptcy, then Company, in addition to any other remedies at law or equity, shall have the right but not the obligation to negotiate with NeuLion a reasonable price for the licensing of NeuLion software for a period of no less than seven years. Such licensing shall include the right to continue to use or to purchase at a reasonable market price, all NeuLion hardware and equipment as required by the software for the continued operation of the Company Service to its Subscribers. Company shall provide NeuLion with written notice of its intent to exercise its right under this Section no later than thirty days following written notification by NeuLion of a triggering event under this Section.  Following notification of a triggering event and during any period of negotiation under this Section the status quo shall be maintained and Company operations shall not be interrupted until negotiations are complete. In the event that Company and NeuLion cannot reach an agreed value for equipment and licenses covered by this Section, the Parties shall agree to engage a third party appraiser at Company’s cost to ascertain an equitable price. Should either of the Parties disagree with the opinion of the appraiser, the disagreeing Party shall have the right to engage, at its sole cost, a second appraiser and should the second appraiser come in at more than a ten percent (10%) difference than the initial appraisal, the two appraisals will be averaged to determine the final purchase price. In the event the second appraisal comes in at a less than ten percent (10%) deviation from the first appraisal, the greater of the two appraisals shall prevail.

6.
Upon the expiration of the Agreement, in the event NeuLion and Company are unable to reach an agreement on the renewal terms, the Company shall be entitled to an extension of the terms and conditions provided for in this Agreement for a period of twenty-four (24) months, solely for the benefit of the Company’s then existing subscribers.  Company must provide NeuLion with notice of its desire to extend this Agreement in writing no later than one hundred and twenty days (120) prior to the expiration of this Agreement.

B. Operations Fees – For ongoing back office operations of the Services of this Agreement, NeuLion shall charge Sky Angel and retain the following Monthly Operations Fees:

1. For the legacy V1 system:

a. Basic Christian Sky Angel Faith Channel Package Fee *******;

Basic Christian Sky Angel Faith Channel Package Rate Table
Cumulative Number of Subscribers	Subscriber Unit Rate
*******	*******
*******	*******
*******	*******
*******	*******
*******	*******

b. *******.
c. *******.
d. *******.
e. *******.
f. *******.

 2. For the V2 System:

a. A Basic Christian Sky Angel Faith Channel Package Fee *******;
A Basic Sky Angel Faith

Basic Christian Sky Angel Faith Channel Package Rate Table
Cumulative Number of Subscribers	Subscriber Unit Rate
*******	*******
*******	*******
*******	*******
*******	*******
*******	*******

b. *******.
c. *******.
d. *******.
e. *******.
f. *******.

3. V2 Non-Grandfathered FAVE TV Subscribers

a.	*******.
b.	*******.
c.	*******.
d.	*******.
e.	*******.

f.	*******.
g.	*******.
h.	*******.
i.	*******.

4. Web and Multiple Device Fees:

a.	*******.
b.	*******.
c.	*******.

5.   VOD and Other Fees

a.  *******.
b.    *******:
(i) *******; and
(ii).   *******.
(iii).    For the purpose of this Section and its Sub Sections, “Advertising” shall mean all advertising spots of two minutes or less that are inserted into the program schedule of the Company’s programmers for which the Company has received additional revenue specifically for the insertion on the Advertising materials.
c.   Monthly Operations Fees exclude in each case, (1) shipping/handling and activation charges (“S & A Charges”) for delivery of STBs to customer premises which shall be charged at *******, (2) any additional amounts due from customer  for sales or use taxes or duties, (3) any refunds, credits and chargebacks for returned or canceled goods or services per the terms of this Agreement, and (4) credit card and other necessary transactional charges paid to third parties related to collecting payment. S & A Charges are *******. The Parties agree that the costs, charges and fees in this paragraph c, items 1, 3 and 4 are exclusively due and payable to NeuLion in execution of NeuLion’s back office operation services;
d.   NeuLion’s Monthly Operations Fees shall be retained by NeuLion from the Service’s customer billing; disbursement of the remaining amount of the Service’s monthly collected revenue, excluding the costs, charges and fees in paragraph c, items 1,3, and 4 above, shall be made by NeuLion to Company within thirty (30) days after the month in which such revenue was collected; and,
e.   NeuLion further agrees that *******.

6. Set Top Box (STB) Acquisition Fee – For STB fulfillment to Services’s customers for this Amendment including NeuLion’s STB limited warranty as described in Exhibit C to the Contract For Services, Company shall order STBs in advance and pay NeuLion for such orders as follows:
a. *******;
b. *******;
c. *******;
d. *******; and,
e. *******.

All fees in the Contract For Services and the existing Amendments, if not specifically addressed in this Section III (Consideration), shall remain in effect.

IV. New Services:

A.   Additional Platforms and Addition of New Features:
Upon written request from Company, NeuLion will, within 10 business days, prepare a feasibility study and cost estimate, including, but not limited to, set up, incremental and recurring costs for the addition of new platforms, features, and services to the Company Service. Upon preliminary approval of the proposal by Company, a more specific summary shall be forwarded within thirty (30) days and shall include a time table for implementation as well as complete specifications for the development and distribution of the platform and a final cost proposal. Upon acceptance by Company, a written statement of work (“SOW”) will be prepared and promptly executed by the Parties.  NeuLion and Company shall each use commercially reasonable efforts to assure  the order process in this Section shall not exceed in total more than forty-five (45) days from the date of request for proposal from Company to the date of execution of an SOW.  Company however, recognizes the length of time for finalizing a SOW is subject to an agreement being reached by the Parties regarding the scope of work. Each agreed upon scope of work shall include time tables for the development and implementation of the new product or service.

B.    HD Resolution:
Company shall have the right to request that NeuLion provide the support for encoding and delivering Company selected channels in HD resolution. Upon request of Company, NeuLion will provide Company with a cost proposal for the addition of each HD channel and, upon approval by Company, promptly acquire and /or upgrade equipment and obtain necessary bandwidth to provide the HD service requested. All equipment obtained and/or provided to Company by NeuLion for encoding and distribution of any services shall be maintained, serviced, and replaced as necessary by NeuLion in accordance with the terms of the Agreement.

C.    Enhancements or Updates to Technology.
In the event NeuLion makes available major enhancements or updates to the technology provided for in this Agreement *******.

V. Reporting:

A.  Viewer Information: NeuLion shall use commercially reasonable efforts to develop and maintain, and at all times make available to Company, software and programs that support the transfer of customer information as requested by Company.  Mutually agreed upon customer information shall include the responsibility of NeuLion to collect, and timely make  available to Company, information and reporting programs necessary for the efficient management of the Company’s customer relations and any reporting requirements of government and/or third parties including, but not limited to, all customer and personal and payment information and viewership reports previously provided (the”Information”).   At a minimum this shall include agreed upon custom reports and agreed upon canned reports in the administrator data base and at least twenty user defined data based fields related to subscribers as well as all personal and payment information and any program and channel viewer habits and viewing choices as are reasonably obtainable.  NeuLion shall  use commercially reasonable efforts to work with third party CDN’s as soon as possible to develop programs that will enable the transfer of all viewer information previously provided to Company prior to implementation of 2.0 and CDN use. Company shall work with NeuLion to identify Information necessary to meet the requirements of this Section and NeuLion will promptly supply such Information as is reasonably obtainable.  If applicable, Company and NeuLion shall agree on the additional fees for such reporting requirements.

VI. Termination.
A.  Section 12 Termination shall be removed in its entirety and replaced by the following;
1.      “12. Termination. This Agreement may be terminated (i) in the event of a breach of this Agreement that has gone uncured for a period of (30) days after written notice of such breach has been given, (ii) immediately upon the insolvency of or the filing of a petition of bankruptcy by a Party, (iii) upon mutual written Agreement of the Parties and (iv) in accordance with any other provisions of this Agreement expressly addressing termination.”

VII. Intentionally Left Blank
VIII. Right of First Refusal: In the event NeuLion elects, or is forced by bankruptcy, government action, or any other reason to discontinue the IPTV business or any of its services *******.  The price paid for the assets will be the same as any other potential purchaser shall offer in a written offer or, in the event of no offer, shall be determined in the same manner as in Section  III (i)(A)(5) above. *******.

VIII. Conflict in Terms:  Any conflict in the terms and conditions of this Amendment and the Contract for Services and its Exhibits and Amendments shall be decided under the terms and conditions of this Amendment.

IX. General.  Except as expressly provided herein, the Agreement and all related terms and conditions shall continue in full force and effect as modified hereby.

X. Assignment.  NeuLion agrees that in the event of any change of control which results in a third party acquiring, or exercising any option or other ownership right that results in actual or effective control of the assets and/or operations of NeuLion,  or that causes a third party to exercise  control of the operations and/or licenses and equipment of NeuLion regardless of its ownership interest, NeuLion shall require any third party to fulfill NeuLion's duties and responsibilities under the Agreement and shall not terminate this Agreement as a result of any change of control without the consent of Company. *******.

IN WITNESS WHEREOF, the Parties have executed this Amendment this 31st day of October, 2012.

By:	NeuLion, Inc.	By:	Sky Angel U.S., LLC.
(Authorized Signature)		(Authorized Signature)
/s/ Roy E. Reichbach	/s/ Thomas Scott
Roy E. Reichbach	Thomas Scott
Type or Print Name of Person Signing	Type or Print Name of Person Signing
Secretary	President/COO
Title	Title
11/6/12	10/31/2012
Date	Date